EXHIBIT 99.1


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 11-K

                            ------------------------


                                  ANNUAL REPORT


                        Pursuant to Section 15(d) Of The
                         Securities Exchange Act of 1934

                      For the Year Ended December 31, 1996


                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN


                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111


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ITEM 1.  CHANGES IN THE PLAN

The Plan was completely amended and restated as of October 1, 1992, with certain provisions retroactively effective as of January 1, 1989. In 1994, the Plan was amended for the purpose of maintaining its qualification under the Internal Revenue Code pursuant to the Tax Reform Act of 1986 and, in order to conform the Plan to the requirements of the Unemployment Compensation Act of 1992 and the Omnibus Budget Reconciliation Act of 1993. No changes were made in the Plan during the year 1996.

ITEM 2.  CHANGES IN INVESTMENT POLICY

No material changes were made during the fiscal year in the policy with respect to the kind of securities and other investments in which funds held under the plan may be invested.

ITEM 3.  CONTRIBUTIONS UNDER THE PLAN

The Company's contributions are measured by reference to employee contributions and are not discretionary.

ITEM 4.  PARTICIPATING EMPLOYEES

There were 1,930 participating employees in the Plan on December 31, 1996.

ITEM 5.  ADMINISTRATION OF THE PLAN

(a) Zions Bancorporation is the Plan administrator. The Company's Board of Directors has appointed an Administrative Committee consisting of seven persons. The Committee has full power and authority to administer the Plan and to interpret its provisions. The present members of the Committee and their positions held are:

                Member                         Position - Company
        -----------------------  -----------------------------------------------
        Clark B. Hinckley,       Senior Vice President of Zions Bancorporation
        Chairman

        Harris H. Simmons        President and Chief Executive Officer of Zions
                                 Bancorporation

        Dale M. Gibbons          Senior Vice President of Zions Bancorporation

        Peter K. Ellison         Executive Vice President of Zions First
                                 National Bank

        W. David Hemingway       Executive Vice President of Zions First
                                 National Bank

        Richard G. Crandall      Vice President of Zions First National Bank

        Russell W. Miller        President of Zions Insurance Agency, Inc.

      The address of each fiduciary listed above is One South Main, Suite 1380, Salt Lake City, Utah 84111.

(b) No compensation is paid to the Committee members by the Plan. All expenses of the Plan and its administration are paid by the Company.


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ITEM 6.  CUSTODIAN OF INVESTMENTS

(a) Zions First National Bank, One South Main, Salt Lake City, Utah 84111 is the custodian and trustee.

(b)   The custodian and trustee receive no compensation from the Plan.

ITEM 7.  REPORTS TO PARTICIPATING EMPLOYEES

Participating employees are furnished an annual statement reflecting the status of their accounts as of the end of the fiscal year.

ITEM 8.  INVESTMENT OF FUNDS

Substantially all of the assets of the Plan are invested in securities of the Company.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements

       Report of Independent Auditors

       Statements of Net Assets Available for Benefits - December 31,
         1996 and 1995

       Statements of Changes in Net Assets Available for Benefits - Years ended
         December 31, 1996, 1995, and 1994

       Notes to Financial Statements

       Schedules - Schedules I, II, and III have been omitted for the reasons that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

(b)  Exhibits - None


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                          Independent Auditors' Report


The Trust Committee
Zions Bancorporation
   Employee Stock Savings Plan:


We have audited the accompanying statements of net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the plan administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the plan administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions for the year ended December 31, 1996, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  KPMG Peat Marwick LLP


Salt Lake City, Utah
March 7, 1997


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                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                 Statements of Net Assets Available for Benefits

                           December 31, 1996 and 1995


                                                                          1996             1995
                                                                     --------------   --------------
Assets:
   Cash                                                              $           --            8,206
   Investments, at market value:
    Zions Bancorporation common stock (approximate cost of
      $13,775,899 in 1996 and $10,229,000 in 1995)                       34,433,048       24,271,693
    Short-term investments                                                   99,353           20,783
                                                                     --------------   --------------
                                                                         34,532,401       24,292,476
   Contributions receivable:
    Employees                                                                19,840           79,972
    Zions Bancorporation                                                     12,542           39,986
   Dividends receivable                                                          --          124,005
   Interest receivable                                                          243              379
                                                                     --------------   --------------
        Total assets                                                     34,565,026       24,545,024
                                                                     --------------   --------------
Liabilities:
   Excess contribution refunds                                               50,622           68,272
                                                                     --------------   --------------
        Total liabilities                                                    50,622           68,272
                                                                     --------------   --------------
Net assets available for benefits                                    $   34,514,404       24,476,752
                                                                     ==============   ==============


See accompanying notes to financial statements.


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                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

           Statements of Changes in Net Assets Available for Benefits
                  Years ended December 31, 1996, 1995, and 1994


                                                                   1996             1995             1994
                                                               -------------   -------------    -------------
Additions to net assets attributed to:
   Net appreciation (depreciation) in market value of
    investment in Zions Bancorporation common stock            $   7,966,631      13,215,084         (410,576)
   Dividends                                                         389,789         410,080          294,770
   Interest                                                            3,979           5,239            3,343
                                                               -------------   -------------    -------------
                                                                   8,360,399      13,630,403         (112,463)
                                                               -------------   -------------    -------------
   Contributions:
    Employees                                                      2,674,067       2,191,527        1,964,913
    Zions Bancorporation                                           1,295,816       1,062,640          982,463
                                                               -------------   -------------    -------------
                                                                   3,969,883       3,254,167        2,947,376
                                                               -------------   -------------    -------------
        Total additions                                           12,330,282      16,884,570        2,834,913

Deductions from net assets attributed to:
   Benefits paid directly to participants                          2,109,580       2,620,037          845,885
   Rollover to affiliated plan                                       183,050              --               --
                                                               -------------   -------------    -------------
        Net increase                                              10,037,652      14,264,533        1,989,028
Net assets available for benefits:
   Beginning of year                                              24,476,752      10,212,219        8,223,191
                                                               =============   =============    =============
   End of year                                                 $  34,514,404      24,476,752       10,212,219
                                                               =============   =============    =============


See accompanying notes to financial statements.


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                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 1996, 1995, and 1994


(1)   Description of the Plan

      Zions Bancorporation Employee Stock Savings Plan (the Plan) is a single employer contributory plan that is designed to provide retirement benefits for eligible employees under either a pre-tax or post-tax salary reduction arrangement by offering employees an opportunity to acquire stock ownership in Zions Bancorporation (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).


(2)   Summary of Significant Accounting Policies

      The following is a summary of significant accounting policies followed by the Plan in the preparation of its financial statements:

      (a)  Basis of Presentation

           The Plan's financial statements are presented on the accrual basis of accounting.

           In preparing the financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of net assets available for benefits and additions to and deductions from net assets for the period. Actual results could differ from those estimates.

           Certain amounts in prior years' financial statements have been reclassified to conform to the 1996 presentation.

      (b)  Investments

           The investment in common stock of the Company is carried at market value in the accompanying financial statements. The investment in the short-term investment fund represents a cash equivalent. Purchases and sales of investments are recorded on a settlement-date basis which does not materially differ from using the trade-date basis required by generally accepted accounting principles.

      (c)  Costs of Administration

           All costs of administration are absorbed by the Company.

(3)   Eligibility

      Participation in the Plan is voluntary. An employee is eligible to participate on January 1, or July 1, whichever coincides with, or immediately follows, the latter of the date on which the employee completes at least 1,000 hours of service during 12 continuous months and attains the age of 21. As of December 31, 1996 and 1995, there were 1,930 and 1,676 participants, respectively, in the Plan.


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                                       2

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements


(4)   Employee and Company Contributions

      Each eligible employee who elects to participate makes contributions ranging from one to five percent of their total compensation. Company contributions are equal to 50 percent of the amount contributed by the employee. The maximum amount a participant may contribute to the Plan in a calendar year, in conjunction with the Employee Investment Savings Plan, is $9,500 for 1996.


(5)   Allocation of Income or Loss

      Net appreciation (depreciation) in market value of investments, dividends, and interest income are allocated to each participant's account in proportion to the investment shares held in that participant's account to the total of investment shares held in the Plan.


(6)   Vesting and Payment of Benefits

      Employee contributions and the employees' share of the Company contributions are 100 percent vested at all times. Benefits are paid upon death, disability, retirement, or earlier subject to certain restrictions. Benefits are paid in shares of stock.


(7)   Income Taxes

      The Plan obtained its latest determination letter on June 5, 1996, in which the Internal Revenue Service (IRS) stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has not been amended since receiving the determination letter.


(8)   Investment

      At December 31, 1996 and 1995, investment in common stock of the Company consisted of 331,087 and 302,451 shares, respectively.


(9)   Plan Amendments

      The Plan became effective on January 1, 1978, and has been amended and restated at various times thereafter. The Plan was completely amended and restated as of October 1, 1992. In addition, the Plan was amended in 1994 to include employees from recently acquired National Bank of Arizona and Rio Salado Bancorp. The following summarizes the Plan's amended areas:

      (a)  Participant Contributions

           Participants can elect either a pre-tax or post-tax salary reduction of from one to a maximum of five percent of total compensation as a participant contribution.

      (b)  Company Contributions

           Matching contributions are made by the Company on behalf of each participant in the amount of fifty percent of the participant's contributions.



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                                       3

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN


           Line 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1996



  Shares/                                                                Approxi-       Market
 Units held                         Description                          mate cost       value
 ----------                         -----------                        -------------  -----------
    331,087   Zions Bancorporation common stock                        $  13,775,899   34,433,048
     99,353   Short-term investments                                          99,353       99,353



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                                       4

                             ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN


                 Line 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1996


                                                         Shares
                                                       purchased       Cost
                                                       ---------   ------------
Purchase of investments-
   Zions Bancorporation common stock                      58,291    $4,619,020


                                                         Shares                      Market
                                                       distributed    Cost (1)       value
                                                       -----------   ---------     ---------
Distribution of investments-
   Zions Bancorporation common stock                      25,609     $ 852,739     2,111,036

(1) Cost determined using the average-cost method applied on a participant-by-participant basis.